Exhibit 21

                         Subsidiaries of the Registrant

                                                                      Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT






                                                                Subsidiary
                                                 Percent         State of
                                                   of         Incorporation
  Parent                Subsidiary              Ownership     or Organization

Home Bancorp         Home Loan Bank fsb           100%           Federal